UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2013

TurboSonic Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-21832	13-1949528
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

550 Parkside Drive, Suite A-14
Waterloo, Ontario N2L 5V4
Canada
(Address of principal executive offices)

Registrant’s telephone number: (519) 885-5513

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.03. Creation of Direct Financial Obligation.

On January 24, 2013, we borrowed $1,000,000 under a credit facility made available to us pursuant to that certain secured promissory note issued to MEGTEC Systems, Inc.

Under the terms of the secured promissory note, MEGTEC agreed to make available to us $1,000,000, which we could draw down at any time prior to the termination of the merger agreement, described below under Item 5.07, and which we may use for working capital or general corporate purposes. The note bears interest at 10% per annum commencing on the date of the drawdown and matures on the first anniversary of the drawdown. Under certain circumstances described in the secured promissory note, including if we take certain actions in order to pursue an alternative acquisition proposal, the due date of the note may be accelerated. In that event, the outstanding principal amount of the note and accrued and unpaid interest would be applied to payment of the initial license fee under an intellectual property license agreement entered into with MEGTEC at the same time as the secured promissory note. The loan is collateralized by a second lien security agreement covering substantially all of our assets in the United States, separate United States trademark and patent security agreements and a general security agreement covering substantially all of our assets in Canada. The liens created by these security agreements are subordinate to the liens against our assets in favor of HSBC Bank Canada, our existing lender.

The foregoing descriptions of the secured promissory note, intellectual property license agreement and the security agreements are qualified in their entirety by reference to Exhibits 4.1 and 10.1 though 10.5 to our Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 15, 2012 and incorporated in this Item 2.03 by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On January 29, 2013, we held a special meeting of stockholders to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of October 10, 2012, by and among TurboSonic Technologies, Inc., MEGTEC Systems, Inc. and MTS WSP, Inc. as it may be amended from time to time, which, among other things, provides for the merger of MTS WSP with and into TurboSonic, with TurboSonic continuing as the surviving corporation.

With respect to the above proposal, the number of votes cast for and against, and the number of abstentions and broker non-votes, are set forth in the following table:

For	Against	Abstain	Broker Non-Votes
11,201,694	606,729	3,090	1,578

The Agreement and Plan of Merger was adopted by our stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 30, 2013

TURBOSONIC TECHNOLOGIES, INC.

By: /s/ Edward F. Spink
Name: Edward F. Spink
Title: Chief Executive Officer